                                     BYLAWS

                                       OF

                              NDC ACQUISITION CORP.





                                    ARTICLE 1
                                  Stockholders
                                  ------------

         Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware as the Board of Directors from time to time may determine, or the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication authorized by Section
1.3 hereof. Any other proper business may be transacted at the annual meeting.

         Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President, at least two (2) Directors or upon the written request of stockholders together owning at least a majority of the issued and outstanding capital stock of the Corporation entitled to vote at such meeting. Any special meeting of the stockholders shall be held at such date, time and place, if any, either within or without the State of Delaware as may be stated in the notice of the meeting or the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 1.3 hereof.

         Section 1.3. Meetings by Remote Communication. Subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and
(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
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         Section 1.4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders maybe deemed to be present in person and vote at such meeting, and, in the ease of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

         Section 1.5. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting in accordance with Section 1.9 hereof, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.6. Quorum. At any annual or special meeting of stockholders, except where otherwise provided by law or in the certificate of incorporation of the Corporation (the "Certificate") or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at such meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.5 of these Bylaws until a quorum of such class shall be so present or represented. Shares of the Corporation's capital stock belonging to the Corporation on the record date for the meeting, or belonging to another corporation on the record date for the meeting if the Corporation directly or indirectly holds a majority of the shares entitled to vote in the election of directors of such other corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. A stockholder who makes a special appearance for purposes of objecting to lack of notice or defective notice or objecting to holding the meeting or transacting the business at the meeting shall not be counted for purposes of determining a quorum. The stockholders present at a meeting at which a quorum is present may continue to transact business for the remainder of the meeting and at any adjournment of the meeting, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, unless the meeting is adjourned under circumstances where a new record date is or must be set pursuant to Section 1.5 hereof.

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         Section 1.7. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board or, in the absence of the Chairman of the Board, by the Vice Chairman of the Board or, in the absence of the Vice Chairman of the Board, by an alternate chairman designated by a majority of the Directors present or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary, if any, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.8. Voting; Proxies. Unless otherwise provided in the Certificate, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

         Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to this
Section 1.8, a stockholder may grant such authority by (i) executing a writing authorizing another person or persons to act for such stockholder as proxy, with such execution accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or (ii) by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of such writing or electronic transmission may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

         Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of at least a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be elected by a plurality of the votes of the shares entitled to vote on the election of Directors. In all other matters, unless otherwise provided by law or by the Certificate or these Bylaws, the affirmative vote of the holders of at least a majority of the shares entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of at least a majority of the shares of such class or classes entitled to vote on the subject matter shall be the act of such class or classes, except as otherwise provided by applicable law or by the Certificate or these Bylaws.

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         Section 1.9. Fixing Date for Determination of Stockholders of Record.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record data is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in accordance with this Section 1.9.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                       4
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         Section 1.10. List of Stockholders Entitled to Vote. The Secretary of
the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. If the requirements of this section have not been substantially complied with, the meeting shall, on the reasonable demand of any stockholder in person or by proxy, be adjourned until the requirements are met. Except as otherwise provided by law, if no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         Section 1.11. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate or by applicable law, any action required by applicable law to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (i) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, or (ii) its principal place of business, or (iii) an officer or agent of the Corporation having custody of the book to which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by this Section 1.11 written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this
Section 1.11. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 1.11.

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         Any electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 1.11, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and unti1 such paper form shall be delivered to the Corporation as provided in this Section 1.11. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

         Section 1.12. Stockholders' Agreements. The holders of any outstanding capital stock of the Corporation may enter into an agreement or agreements among themselves (or with the Corporation) concerning the rights and privileges of the respective classes of stock (including, without limitation, voting rights) and the transferability of the capital stock of the Corporation. To the extent allowed by law, the provisions of the Certificate and these Bylaws shall be interpreted in a manner consistent with any such stockholders' agreement.


                                   ARTICLE II
                               Board of Directors
                               ------------------

         Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as may be otherwise provided by applicable law or in the Certificate. The number of Directors on the Board of Directors shall be not less than two (2) nor more than fifteen (15), the exact number to be set from time to time by the stockholders of the Corporation. Directors need not be stockholders of the Corporation.

         Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Directors shall be elected by a plurality of the votes of the shares entitled to vote on the election of Directors. Each Director shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any Director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the times specified therein and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of at least a majority of the shares then entitled to vote at an election of Directors except as provided in Section 141(k) of the Delaware Central Corporation Law, as may be amended from time to time. Unless otherwise provided in the Certificate or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class, or from any other cause, may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director. Any Director elected or appointed to fill a vacancy shall hold office until the next annual meeting of the stockholders or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

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         Section 2.3. Regular Meetings. Regular meetings of the Board of
Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors from time to time may determine.

         Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the Vice Chairman of the Board, by the President or by any two (2) Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         Section 2.5. Organization. The Board of Directors may appoint from among its members a Chairman of the Board and a Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall perform the duties of the Chairman of the Board in the absence of the Chairman of the Board. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or, in the absence of the Chairman of the Board, by the Vice Chairman of the Board or, in the absence of the Vice Chairman of the Board, by an alternate chairman designated by a majority of the Directors present. The Secretary or, in the absence of the Secretary, an Assistant Secretary, if any, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.6. Notice of Meetings. Unless waived as contemplated in
Section 6.3 hereof, the Corporation shall give written notice to each Director of each meeting of the Board of Directors stating the date, time and place of the meeting. Such notice shall be given at least forty-eight (48) hours in advance by courier service, in person or by electronic transmission or at least ten (10) days in advance by mail. Attendance by a Director at a meeting shall constitute waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business at the meeting.

         Section 2.7. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Certificate or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 2.7 shall constitute presence in person at such meeting.

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         Section 2.8. Quorum; Vote Required for Action. At all meetings of the
Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The affirmative vote of at least a majority of the Directors shall be the act of the Board of Directors unless the Certificate or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time in the manner provided by Section 2.9 hereof until a quorum shall be present.

         Section 2.9. Adjournments. A meeting of the Board of Directors (whether or not a quorum is present) may be adjourned by at least a majority of the Directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

         Section 2.10. Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors and may be evidenced by one (1) or more written consents describing the action taken.

         Section 2.11. Fees and Compensation. Directors may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an Officer, agent, employee or otherwise and receiving compensation for such services.

                                   ARTICLE III
                                   Committees
                                   ----------

         Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, (ii) adopting, amending or repealing these Bylaws or
(iii) removing or indemnifying any Director.

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         Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the members of such committee shall constitute a quorum for the transaction of business, the affirmative vote of at least a majority of the members of such committee shall be the act of such committee and, in all other respects, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

                                   ARTICLE IV

                                    Officers
                                    --------

         Section 4.1. Officers. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect such Officers as may be deemed appropriate by the Board of Directors from time to time, but the Corporation shall not be required to have at any time any Officers other than a President and a Secretary. Any two (2) or more offices may be held by the same person unless the Certificate or these Bylaws otherwise provide. In addition, the Corporation may enter into employment agreements with any such Officer.

         Section 4.2. E1ection; Term of Office; Resignation; Removal; Vacancies. All Officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and, unless otherwise provided in the resolution of the Board of Directors electing way Officer, each Officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any Officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any Officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such Officer, if any, with the Corporation, but the election of an Officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting thereof.

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         Section 4.3. Powers and Duties. The Officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any Officer, agent or employee to give security for the faithful performance of his or her duties.

         Section 4.4. Chief Executive Officer. The Chairman of the Board, or the President if the Chairman of the Board position is vacant, shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be subject to the control of the Board of Directors and shall have general control and supervision over the policies of the Corporation.

         Section 4.5. President. The President shall be subject to the control of the Board of Directors and the Chief Executive Officer, shall have general control and supervision over the operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In particular he or she shall: (a) manage and administer the Corporation's business and affairs and perform all duties and exercise all powers usually pertaining to the office of President of a corporation; (b) appoint and fix the duties of any and all employees and agents of the Corporation who are not otherwise appointed by the Board of Directors (and shall have the authority to remove or suspend any of such employees or agents not appointed by the Board of Directors); and (c) have the general power and authority to sign and execute, in the name of and on behalf of the Corporation, any and all agreements and other documents.

         Section 4.6. Vice President. Each Vice President shall have the power to sign and execute, in the name of and on behalf of the Corporation, any and all agreements, instruments and other documents. In the absence of a resolution of the Board of Directors to the contrary, the several Vice Presidents, other than those whose authority may be expressly limited, shall act, in the order of their appointment, in the place of the President, exercising all powers of the President and performing all duties of the President, during the President's absence or disability. Each Vice President shall perform whatever additional duties and have whatever additional powers as may be assigned to him or her from time to time by resolution of the Board of Directors.

         Section 4.7. Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders, the Board of Directors and committees of Directors, and shall have authority to give on behalf of the Corporation all notices required by law, the Certificate or these Bylaws. The Secretary shall maintain the books, records, contracts and other documents of the Corporation. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his or her signature. The Secretary shall perform whatever additional duties and have whatever additional powers as maybe assigned to him or her from time to time by resolution of the Board of Directors.

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         Section 4.8. Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. The Treasurer shall keep full and true accounts of all receipts and disbursements and shall make such reports on the same to the Board of Directors and the President. The Treasurer shall perform whatever additional duties and have whatever additional powers as may be assigned to him or her from time to time by resolution of the Board of Directors.

         Section 4.9. Assistant Secretary and Assistant Treasurer. Any Assistant Secretary and any Assistant Treasurer may, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices. Each Assistant Secretary and each Assistant Treasurer shall perform whatever additional duties and have whatever additional powers as may be assigned to him or her from time to time by resolution of the Board of Directors.

         Section 4.10. Compensation. The compensation of all Officers of the Corporation shall be fixed by resolution of the Board of Directors.

                                    ARTICLE V
                                      Stock
                                      -----

         Section 5.1. Issuance of Stock. The Board of Directors may by resolution increase or decrease the number of issued and outstanding shares of the capital stock of the Corporation in accordance with law and within the maximum amounts authorized by the Certificate.

         Section 5.2. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of capital stock in the Corporation owned by such holder. If such certificate is manually signed by one Officer of the Corporation or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any Officer of the Corporation, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such Officer, transfer agent or registrar at the date of issue.

         Section 5.3. Transfers of Shares. Transfers of shares of the capital stock of the Corporation shall be made upon the stock transfer books of the Corporation (kept at the office of the transfer agent designated to transfer the shares) only upon direction of the person named in such certificate, or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed the record owner shall have complied with the provisions of Section 5.4 hereof.

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         Section 5.4. Lost, Stolen or Destroyed Stock Certificates, Issuance of
New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI
                                  Miscellaneous
                                  -------------

         Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 6.2. Seal. The Corporation may have a corporate seal, which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. In lieu thereof, the Corporation may use an impression or writing bearing the words "CORPORATE SEAL" or "SEAL," which shall also be deemed to be the seal of the Corporation.

         Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate or these Bylaws.

         Section 6.4. Indemnification of Directors and Officers. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director or Officer of the Corporation, or serves or served at the request of the Corporation any other enterprise as a director or officer thereof, against expanses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of an undertaking by or on behalf of such person to repay

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such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Section 6.4, including, without limitation, former Directors or Officers of the Corporation, shall he enforceable against the Corporation by such person, who shall be presumed to have relied upon such rights in serving or continuing to serve as a Director or Officer as provided above. No amendment of this Section 6.4 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this
Section 6.4, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the receipt of the Corporation" shall include service as a Director or Officer of the Corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

         Section 6.5. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of such Directors or Officers serve as directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of at least a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 6.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any such records kept upon the request of any person entitled to inspect the same.

         Section 6.7. Offices. The Corporation may from time to time have such offices within or outside the State of Delaware as the Board of Directors from time to time may determine or as is necessary or desirable to facilitate the business of the Corporation.

         Section 6.8. Power to Amend These Bylaws. The Board of Directors shall have power to alter, amend or repeal these Bylaws or to adopt any new bylaws; provided, however, any new bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws may also be adopted, by the stockholders; provided further that the stockholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

         Section 6.9. Requisite Vote. Action taken by the stockholders of the Corporation with respect to these Bylaws shall be taken by an affirmative vote of the holders of at least two-thirds (2/3) of each class of shares entitled to vote thereon.




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